SECURED CREDITOR ASSET PURCHASE AGREEMENT

PRIVATE UCC SALE

This SECURED CREDITOR ASSET PURCHASE AGREEMENT PRIVATE UCC SALE (the “Agreement”) is hereby entered into on July 2, 2013 (the “Effective Date”), by and between SILICON VALLEY BANK, a California state-chartered bank (“Seller”), pursuant to C.R.S. § 9-617 for itself and for and on behalf of SOUTHWEST WINDPOWER, INC., a Delaware corporation (“Borrower”), with an address of 3003 Tasman Drive, Santa Clara, California 95054, and XZERES CORP, a Nevada corporation (the “Purchaser”), with principal offices located at 9025 SW Hillman Ct., Suite 3126, Wilsonville, Oregon 97070.

RECITALS

Borrower and Seller are parties to that certain Second Amended and Restated Loan and Security Agreement dated January 31, 2011, as amended and modified, evidencing a revolving line of credit extended by Seller to Borrower and that certain Loan and Security Agreement (EXIM Loan Facility) dated January 31, 2011 evidencing a loan from Seller to Borrower in the maximum principal amount of $3,000,000, amended and modified (collectively, the “Loan and Security Agreements”). The Loan and Security Agreements together with all other documents, instruments and writings that relate to the Loan and Security Agreements are collectively referred to herein as the “Loan Documents.”

As security for the Loan Documents, Borrower granted to Seller a security interest in all or substantially all of Borrower’s assets, and proceeds thereof, (the “Collateral”).

Seller’s security interest in the Collateral is perfected by the following, among other things: (1) a UCC-1 Financing Statement filed on February 25, 2005 against Borrower under Initial Filing No. 50615766 in the Office of the Delaware Department of State, as amended by a filing in the same office on September 15, 2009 at Amendment Filing No. 2009 2953237; (2) a UCC-1 Financing Statement filed on February 7, 2011 against Borrower under Initial Filing No. 2011 0439656 in the Office of the Delaware Department of State; and (3) Assignments filed with the U.S. Patent and Trademark Office for Patent No. 5746576 on May 2, 2005 at Reel/Frame No. 016513/0193, for Trademark Serial No. 78979165 on January 12, 2010 at Reel/Frame No. 4129/0861, for Patent No. 7420288 on January 12, 2010 at Reel/Frame No. 023758/0759, for Patent No. 8018081 on January 12, 2010 at Reel/Frame No. 023758/0759, for Patent No. 7573146 on January 12, 2010 at Reel/Frame No. 023758/0759, and for Patent No. 6703718 on May 2, 2005 at Reel/Frame No. 016513/0193.

Borrower is in default of its obligations under the Loan Documents for failure to make payments under the Loan Documents according to their terms, among other defaults, and Seller has exercised its secured creditor rights.

On May 23, 2013, Seller gave notice of private sale in accordance with C.R.S. § 4-9-610 to all persons required to be notified under C.R.S. § 4-9-610 and, as a result of which, Seller is authorized pursuant to C.R.S. § 4-9-617 to transfer Borrower’s right, title and interest in the Collateral.

Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of the Collateral, on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

Purchase and Sale of Transferred Assets; Excluded Assets.

Seller agrees that on the Closing Date (as defined below), it shall sell to Purchaser, and Purchaser agrees to purchase from Seller, through a private sale under § 9-610 of the Uniform Commercial Code, all of Borrower’s right, title and interest in and to the assets described on Exhibit A attached hereto (collectively, the “Transferred Assets”). Purchaser acknowledges that certain of the Transferred Assets, such as permits and licenses, if any, may not permit transfer by their terms without the consent of the counter-party thereto.

Excluded Assets. The following assets are excluded from this private sale transaction (collectively, the “Excluded Assets”):

Cash and cash equivalents;

Investment property, consisting of the equity interests in the German subsidiary, the China Sub, Deerpath Energy and Sunwind Solutions;

Title to any leased equipment owned by third parties;

Rights of Seller under this Agreement; and

Any asset Purchaser elects to abandon (after Purchaser provides Seller with written notice of such abandonment which notice must be delivered in writing within 30 days of the Closing Date with respect to the assets at the Flagstaff Premises as contemplated in the Access Agreement and, with respect to all other assets abandoned, within 10 business days of the election to abandon).

Purchase Price. As consideration for the sale, transfer, and conveyance of the Transferred Assets by Seller, Purchaser agrees to pay and deliver $654,321.00 U.S. Dollars in immediately available funds to Seller at Closing (the “Purchase Price”) for all of the Transferred Assets. The sale will be free and clear of all security interests and liens of Seller, and all security interests and liens subordinate to those of Seller, as and to the extent provided in Section 9-617 of the Uniform Commercial Code.

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Obligations Assumed.

Liabilities. Purchaser agrees, upon consummation of, and effective as of, the Closing, to assume those (and only those) liabilities of Seller and of Borrower expressly listed below in this Section 3.a. (collectively, the “Assumed Liabilities”):

Costs, expenses and liabilities arising from or attributable to the assumption, ownership and operation of the Transferred Assets (but only to the extent Purchaser has taken possession, custody and control, and not abandoned in accordance with this Agreement, of such Transferred Assets) arising after the Closing and not to the extent attributed to any period prior to the closing (except with respect to the obligations specified in Section 3.a.(iii) and (iv) below);

Any applicable transfer tax as more fully described Section 11 below and in the Bill of Sale;

At Purchaser’s sole option, any charges, including outstanding freight and demurrage charges, associated with one or all of the containers located outside of the United States, it being acknowledged and agreed by Seller that Purchaser, at its option, may abandon any and all assets located in such containers; and

At Purchaser’s sole option, any charges associated with obtaining possession of the assets located in the Tempe Warehouse, it being acknowledged and agreed by Seller that Purchaser, at its option, may abandon any and all such assets.

Liabilities and Obligations Not Assumed. Except as expressly set forth in Section 3.a. above, Purchaser does not and shall not be deemed to assume or become obligated in any way to pay any liabilities, debts or obligations of Seller or of Borrower whatsoever, including but not limited to any liabilities or obligations, whether accrued, absolute, matured, contingent or otherwise, now or hereafter arising from Borrower’s business activities that took place prior to the Closing or any liabilities arising at any time out of or connected to the liquidation and winding down of Borrower’s business, including without limitation, the cost of removing or otherwise disposing of abandoned assets at any location, including the Flagstaff premises, provided however that Purchaser expressly acknowledges that Seller has not agreed and is not obligated to remove any assets abandoned by Purchaser in accordance with this Agreement except as otherwise provided in the Access Agreement with respect solely to the Flagstaff premises. All liabilities, debts and obligations of Seller and of Borrower not expressly assumed by Purchaser hereunder are hereinafter referred to as the “Excluded Liabilities.”

No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement. Assumption by Purchaser of any liabilities or obligations of Seller or of Borrower under Section 3.a. above shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies such parties would have against Seller or Borrower if the Closing were not consummated.

Closing. Subject to satisfaction of the conditions precedent set forth in Sections 5 and 6 below, the closing of the sale (the “Closing”) will be held on or before July 2, 2013. The date on which the Closing is consummated is referred to herein as the “Closing Date.”

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Seller’s Conditions Precedent. Seller’s obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

The representations, warranties, and covenants of Purchaser made herein shall have been true when made and at all times after the date when made, to and including the Closing Date, with the same force and effect as if made on and as of each such times, including the Closing Date.

As of the Closing Date, the sale of the Transferred Assets by Seller or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including, without limitation, the “automatic stay” under 11 U.S.C. § 362 in any pending case under Title 11 of the United States Code by or against Borrower.

Purchaser shall have paid and delivered the Purchase Price.

Purchaser shall have executed and delivered to Seller Purchaser’s counterparts of (1) an Assignment and Bill of Sale Agreement, (2) a Patent Assignment Agreement, and (3) a Trademark Assignment Agreement, with respect to the Transferred Assets and Assumed Liabilities and each in form and substance acceptable to the parties.

On the Closing Date, the private sale transaction shall not be stayed or subject to other injunction.

Purchaser’s Conditions Precedent. Purchaser’s obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

The representations, warranties, and covenants of Seller made herein shall have been true when made and at all times after the date when made, to and including the Closing Date, with the same force and effect as if made on and as of each such time, including the Closing Date.

As of the Closing Date, the sale of the Transferred Assets by Seller or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including, without limitation, the “automatic stay” under 11 U.S.C. § 362 in any pending case under Title 11 of the United States Code by or against Borrower. No litigation shall have been filed that would prevent closing or subject Purchaser to a claim for damages as a result of the transactions contemplated hereby.

Seller shall have executed and delivered to Purchaser Seller’s counterparts of (1) an Assignment and Bill of Sale Agreement, (2) a Patent Assignment Agreement, (3) a Trademark Assignment Agreement, (4) an Access Agreement with LOCI 66, LLC, Northern Arizona Properties, LLC and PHD Equities, LLC (the “Arizona Landlord”), (4) UCC-3 Partial Releases from SVB and (5) UCC-3 Partial Releases and releases of the security assignments recorded with the United States Patent and Trademark Office and the [Copyright Office] by each of (i) Altira Technology Fund V L.P. and (ii) Rockport Capital Partners II, L.P., with respect to the Transferred Assets and Assumed Liabilities and each in form and substance acceptable to the Parties.

On the Closing Date, the private sale transaction shall not be stayed or subject to other injunction.

Borrower has acknowledged and agreed that as a result of the defaults and events of defaults under the Loan Documents, which have occurred and are continuing, Seller has the right under the Loan Documents and the Uniform Commercial Code to sell the Transferred Assets free and clear of all liens, claims and encumbrances without offset, defense or counterclaim of any kind or nature and has delivered peaceful possession of all of the Transferred Assets to Seller.

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Seller acknowledges that substantially all of the intellectual property used by, licensed to and/or belonging to Borrower is recorded in machine readable form utilizing one or more commonly available formats on a computer hard drive that is in the possession of a third party service provider.  Seller represents that, as a condition to Closing, Seller shall cause the third party service provider, at Seller’s sole cost and expense, to bring the computer containing such hard drive to the Closing to permit downloading of all of such intellectual property at the Closing onto media owned by Purchaser; and after all such intellectual property has been downloaded without being corrupted and confirmed by Purchaser that it is in a readable format, Seller shall direct the third party service provider to erase all such data wherever contained on the hard drive before returning the computer to one of Borrower’s former officers.  Such third party service provider shall provide Seller with a certificate that all data previously contained on the computer has been completely erased and or obliterated and that such data can no longer be replicated, in whole or in any part from the computer’s hard drive, a copy of which certificate Seller shall deliver at the Closing to Purchaser. Seller acknowledges that, as of the Closing Date, the downloading of all such intellectual property may not have been completed, and Seller hereby undertakes and agrees to ensure that the third party service provider, at Seller’s sole cost and expense, shall continue to make the computer containing such intellectual property available to Purchaser until such downloading has been completed.  In addition, Seller hereby further undertakes and agrees, at Seller’s sole cost and expense, to ensure that Borrower, or any other party in possession of Borrower’s financial books and records, delivers to the third party service provider, in an electronic and machine readable form, all of Borrower’s financial books and records for the period commencing as of July 1, 2011 through the date hereof, and cause the third party service provider to permit Purchaser to download such financial information in a readable format, without corruption until such time as the download is completed. Seller agrees that this undertaking shall survive Closing. With respect to the foregoing, Purchaser shall use its bests efforts to cooperate in obtaining such information. The parties acknowledge and agree that the intellectual property and financial data transferred to Purchaser as part of the Transferred Assets may include information not related to the Transferred Assets and the transaction contemplated herein, including, but not limited to, information regarding business lines of Borrower previously sold, and Purchaser hereby agrees to keep such information confidential or where possible promptly destroy such information. Seller and Purchaser agree that this undertaking will survive Closing.

Closing Obligations. At Closing, Purchaser will deliver to Seller (a) the Purchase Price via wire transfer and (b) Purchaser’s executed counterparts of the documents set forth in Section 5.d. Seller will deliver to Purchaser Seller’s executed counterparts of the documents set forth in Section 6.c. The parties hereto further agree to execute and deliver to the other party any other documentation reasonably required or requested by the other party to effectuate the intent of the parties to this Agreement, including documentation required by the United States or foreign patent offices (and otherwise consistent with Article 9 of the Uniform Commercial Code) necessary to implement a proper chain of title in their assignment and ownership records. Following the Closing, Purchaser will have the right to immediate possession of the Transferred Assets.

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Representations and Warranties of Seller. Except as expressly set forth in writing in this Agreement, the Transferred Assets are being sold “AS IS” and “WHERE IS” with no representations or warranties of any kind, express or implied, oral or written, with respect to the physical condition, location, accessibility, faults or value of the Transferred Assets. Except as expressly set forth in writing in this Agreement, there is no warranty relating to possession, quiet enjoyment or the like in this disposition. Seller hereby expressly disclaims any and all warranties, express or implied, relating to the Transferred Assets, including without limitation, the warranty of merchantability and fitness for a particular purchase or any other fact or matter not expressly set forth herein. Upon the Closing, Purchaser shall assume all responsibility, shipping costs, storage costs, liability and obligation for the physical condition and status of the Transferred Assets, to the extent Purchaser takes possession, custody and/or control of the Transferred Assets. Seller makes no express or implied warranties, representations or endorsements whatsoever, including, without limitation, warranties of merchantability, non-infringement or fitness for a particular purpose with regard to the Transferred Assets, and Seller hereby expressly disclaims any such warranties to the maximum extent permitted by applicable law. Seller makes no representation or warranty and shall have no liability whatsoever on behalf of Seller or any third parties with regard to the operation, performance, nonperformance, quality, availability, completeness, accuracy or security any of the Transferred Assets or the delay, error, or interruption of the flow of information in connection with use of any of the foregoing. Seller has not undertaken any independent investigation (nor does Seller intend to do so) and Seller disclaims any liability as a result of or obligation to do so, to determine if there is any pending, threatened or potential inquiry, claim, investigation, litigation, proceeding or decree by any federal, state or local authority, or administrative agency, or any private party against or relating to the Transferred Assets, or if the Transferred Assets infringe any third party’s intellectual property rights. Purchaser is sophisticated with respect to the Transferred Assets, and in fact, has conducted its own due diligence with respect to the Transferred Assets, and is entering into this transaction at arm’s length and in good faith Notwithstanding the foregoing, Seller represents and warrants to Purchaser, as follows:

Seller (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and authority to execute, deliver, and perform the transactions contemplated hereby; and (iii) is duly qualified or authorized to conduct business and is in good standing as a foreign corporation in any jurisdictions for which such qualification or authorization is required of Seller in order to consummate the transactions contemplated hereby.

The execution, delivery, and performance by Seller of this Agreement and the consummation of the transaction contemplated hereby are within the power of Seller and have been duly authorized by all necessary actions on the part of Seller. The execution of this Agreement by Seller constitutes, or will constitute, a legal valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

No consent, approval authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller (or any of its properties) is required for (i) Seller’s execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Seller of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

Borrower is in default of its obligations under the Loan Documents and other obligations owing to Seller and Seller has validly exercised its rights under the Loan Documents and applicable law in foreclosing on the Collateral and Transferred Assets. Seller has a valid and perfected first priority security interest in the Collateral and Transferred Assets; provided, however, Seller makes no warranty regarding its security interest, if any, in any causes of action of Borrower.

Seller placed Notices of Private Sale Under Uniform Commercial Code, in the form previously provided to Purchaser in the United States Mail, first class, postage prepaid, addressed to those persons on the mailing list attached to said Notices on May 23, 2013, which are all persons required to be notified and has otherwise complied with all applicable legal requirements to conduct and consummate the private sale transaction.

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Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as follows:

Purchaser (i) is a duly organized limited liability company, validly existing, and in good standing under the laws of the State of Nevada; and (ii) has all requisite power and authority to execute, deliver, and perform the transactions contemplated hereby.

The execution, delivery, and performance by Purchaser of this Agreement and the consummation of the transaction contemplated hereby are within the power of Purchaser and have been duly authorized by all necessary actions on the part of Purchaser. The execution of this Agreement by Purchaser constitutes, or will constitute, a legal valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ right generally and general principles of equity.

No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Purchaser (or any of its properties) is required for (i) Purchaser’s execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Purchaser of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

No person or entity acting on behalf of Purchaser or any of its affiliates or under the authority of any of them is or will be entitled to any brokers or “finders” fee or any other commission or similar fee, directly or indirectly, from Purchaser or any of its affiliates in connection with any of the transactions contemplated hereby.

Expenses. Except as provided in the next sentence or as otherwise provided in this Agreement, Purchaser and Seller shall each bear their own expenses incurred in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, if either party breaches this Agreement, the breaching party shall be responsible for the costs and expenses, including reasonable attorneys’ fees, incurred by the other party in enforcing this Agreement against such breaching party by the non-breaching party.

Transfer Taxes. Purchaser shall pay all sales, use, excise, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges, if any, as levied by any taxing authority or governmental agency as a result of the transfer of Transferred Assets contemplated by this Agreement. Purchaser hereby agrees to file all necessary documents with respect to such amounts in a timely manner.

Post-Closing Access to Borrower Books and Records. Following the Closing and for a period of 18 months thereafter, Purchaser agrees to provide Borrower with reasonable access during normal business hours to all of Borrower’s books and records included in the Transferred Assets, if any, as Borrower may reasonably request and at Borrower’s cost and expense.

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Survival; Indemnity.

The representations of Seller and Purchaser herein shall survive Closing. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys) which may be imposed on, incurred by, or asserted against Seller in any way relating to or arising out of, or alleged to relate or arise out of, any breach by Purchaser of any covenant made herein, or the inaccuracy or untruth of any representation or warranty of Purchaser made herein, or the use or ownership of the Transferred Assets after the Closing Date.

Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys) which may be imposed on, incurred by, or asserted against Purchaser in any way relating to or arising out of, or alleged to relate or arise out of, any breach by Seller of any covenant made herein, or the inaccuracy or untruth of any representation or warranty of Seller made herein.

Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing, and shall be deemed given when personally delivered to a party set forth below or when sent by telecopy providing a transmission confirmation (provided that such notice is immediately sent by a recognized overnight delivery service), or three (3) days after mailed by first class mail, registered, or certified, return receipt requested, postage prepaid, or when delivered by nationally-recognized overnight delivery service, with proof of delivery, delivery charges prepaid, in any case addressed as follows.

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If to Seller:
Silicon Valley Bank
380 Interlocken Crescent Suite 600
Broomfield, CO 80021
Telephone: 303-410-3518
Facsimile: 303-469-9028
Email: bmiller@svb.com
Attention: Brad Miller

With copy to:
Bieging Shapiro & Barber LLP
4582 S. Ulster St. Pkwy., Suite 1650
Denver, CO 80237
Telephone: 720-488-0220
Facsimile: 720-488-7711
Email: dbarber@bsblawyers.com
Attention: Duncan E. Barber, Esq

If to Purchaser:
Xzeres Corp.
9025 SW Hillman Ct., Suite 3126
Wilsonville, Oregon 97070
Telephone: 503-388-7350
Facsimile:
Email: SShum@xzeres.com
Attention: Steve Shum

With copy to:
Renewable Power Resources, LLC
430 East 56th Street, 4G
New York, NY 10022
Telephone: 212-757-1800
Facsimile: 212-208-2922
Email: reid@contplants.com
Attention: Mr. Reid Krakower

With a copy to:
Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169
Telephone: 212-905-3630
Facsimile: 212-682-6104
Email: akramer@oshr.com
Attention: Andrew M. Kramer

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Miscellaneous.

Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Transferred Assets, and all prior agreements, understandings, representations and statements, oral or written, are superseded hereby.

Captions. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.

Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.

Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

Further Assurances. At any time or from time to time after the Closing, without further consideration, either party shall, at the request of the other party, execute and deliver such further instruments and documents as the other party may reasonably request as may be reasonably necessary to evidence or effect the consummation of the transactions contemplated by this Agreement.

Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Seller. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Colorado (without reference to conflicts of law principles).

Waiver of Trial by Jury. SELLER AND PURCHASER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. SELLER AND PURCHASER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

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Submission to Jurisdiction; Selection of Forum. EACH PARTY HERETO (A) AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN (I) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO OR IN THE EVENT THAT SUCH COURT LACKS SUBJECT MATTER JURISDICTION OVER THE ACTION OR PROCEEDING, (II) IN AN APPROPRIATE STATE COURT LOCATED IN DENVER COUNTY, COLORADO (SUCH COURT IS HEREAFTER REFERRED TO AS THE “CHOSEN COURT”) AND (B) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURT, (C) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURT, (D) WAIVES ANY ARGUMENT THAT THE CHOSEN COURT IS AN INCONVENIENT FORUM OR DOES NOT HAVE JURISDICTION OVER ANY PARTY THERETO, AND (E) AGREES THAT SERVICE OR PROCESS UPON ANY PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 13 OF THIS AGREEMENT.

Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation”.

No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign its rights or interests hereunder without providing the other party with prior written notice; provided, however, that Purchaser shall be entitled to assign its rights under this agreement to an entity wholly-owned by it. Neither party may delegate all or any of its obligations or duties hereunder, without the prior written consent of the other party.

Fees and Expenses. Seller and Purchaser shall each bear their own expenses, including but not limited to legal fees, incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

Confidentiality. Purchaser and Seller agree that they will hold in confidence all information, data and documents obtained by them or any of their representatives from any representative, officer or employee of each other, and that none of them nor any of their representatives will disclose any such information, data or documents to any third party and none of them will discuss this Agreement or the transactions contemplated hereby with any party other than officers, employees, agents and representatives of the party or their legal counsel and financing sources deemed necessary to the completion of the transactions described herein.

Survival. The parties’ representations, warranties and obligations contained in this Agreement shall survive the Closing.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the day and year first above written.

SELLER:
SILICON VALLEY BANK, a California State Chartered Bank
Pursuant to C.R.S. § 9-617
For itself and for and on behalf of Southwest Windpower, Inc., a Delaware corporation
By: /s/ Shelia Colson
Name: Sheila Colson

PURCHASER:
Its: Managing Director
XZERES CORP.,
a Nevada corporation
By: /s/ Steve Shum
Name: Steve Shum
Its: CFO
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EXHIBIT A

TRANSFERRED ASSETS

All goods and equipment, including without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), spare parts, prototypes, fixtures, furnishings, computers and other tangible personal property, including all software, manuals, maintenance, engineering records, any warranties, guaranties, permits or licenses relating thereto and other tangible personal property (including all software and engineering files necessary to manufacture the Skystream 3.7) located in the following known locations:

(i) Broomfield, Co;

(ii) Tempe, AZ (warehouse);

(iii) Flagstaff, AZ (manufacturing facility and 3 storage locations);

(iv) Germany (office); and

(v) Phoenix, AZ (warehouse);

All inventory, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in progress and finished products, including the assets in the containers located in Antwerp and Germany;

All General intangibles (as defined in the Uniform Commercial Code) including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreement, franchise agreements, royalty agreements, permits, licenses, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, vendor lists, billing records, customer and supplier correspondence, catalogs, design rights, domain names and email addresses including any information stored on computers or other hard drives in the possession, custody and control of Borrower’s management (both present and former);

All patents (issued, pending and any patent applications), trademarks, service marks, trade names and logos, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, including without limitation, all E-Books, videos and white papers, graphics, artwork, whether published or unpublished; all trade secret rights, including all rights to unpatented inventions, know how, improvements, unregistered designs, drawings, prototypes, models, discoveries technology, research and development, operating manuals, license rights and agreements and confidential information; all mask work or similar rights available for protection of semiconductor chips, including any information stored on computers or other hard drives in the possession, custody and control of Borrower’s management (both present and former);

All Accounts (as defined in the Uniform Commercial Code), including accounts receivable and other sums owing to Borrower;

To the extent Seller has a security interest therein, all causes of action, rights of action and remedies arising out of or relating to any of the foregoing including, any right to enforce any restrictive covenant against any person or entity; and

Copies of all financial books, records and data for the 2 year period commencing as of July 1, 2011.

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